Exhibit 24.1
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned, being a director or officer of The Toronto-Dominion Bank, a Canadian chartered bank (the “Bank”), hereby constitutes and appoints Christopher A. Montague, Colleen M. Johnston and Michael Pedersen and each of them, as his or her true and lawful attorney-in-fact and agent, with power to act with or without the others and with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, (i) to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-8 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable, or one or more amendments to any existing Registration Statement (including post-effective amendments), any amendments to any of the foregoing, and all post-effective amendments and supplements to such Registration Statement(s), for the registration of common shares of the Bank to be offered and sold pursuant to one or more employee benefit plans and/or compensation plans (including stock option plans) of Commerce Bancorp, Inc. (“Commerce”) and/or its affiliates, in such forms as they or any one of them may approve, (ii) to sign any amendments to any existing Registration Statement (including post-effective amendments) filed by Commerce, the Bank or any of their respective affiliates on Form S-8 or such other form (or combined form) as such attorneys-in-fact, or any of them, may deem necessary or desirable in connection with the withdrawal or termination of any such Registration Statements, and (iii) to file all of the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission and any other necessary governmental or regulatory agency, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statements, including any amendments (including post-effective amendments), supplements and other documents, shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
          This Power of Attorney may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed one and the same instrument.
Dated March 31, 2008

Signature	Title

/s/ William E. Bennett
William E. Bennett	Director

/s/ Hugh J. Bolton
Hugh J. Bolton	Director

/s/ John L. Bragg
John L. Bragg	Director

Signature	Title
/s/ W. Edmund Clark	President, Chief Executive Officer and Director
W. Edmund Clark	(principal executive officer)

/s/ Wendy K. Dobson
Wendy K. Dobson	Director

/s/ Darren Entwistle
Darren Entwistle	Director

/s/ Donna M. Hayes
Donna M. Hayes	Director

/s/ Colleen M. Johnston Colleen M. Johnston	Group Head, Finance and Chief Financial Officer, Corporate Office (principal financial officer)

/s/ Henry H. Ketcham
Henry H. Ketcham	Director

/s/ Pierre H. Lessard
Pierre H. Lessard	Director

/s/ Harold H. MacKay
Harold H. MacKay	Director

/s/ Brian F. MacNeill
Brian F. MacNeill	Director

/s/ Irene R. Miller
Irene R. Miller	Director

/s/ Roger Phillips
Roger Phillips	Director

/s/ Wilbur J. Prezzano
Wilbur J. Prezzano	Director

Signature	Title

/s/ William J. Ryan
William J. Ryan	Director

/s/ Helen K. Sinclair
Helen K. Sinclair	Director

/s/ John M. Thompson
John M. Thompson	Director and Chairman

/s/ Kelvin Tran Kelvin Tran	Senior Vice President, Finance and Chief Accountant, Corporate Office (principal accounting officer)